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                                                                     EXHIBIT 2.7

                            CREDIT FACILITY AGREEMENT

                                     BETWEEN

                         AMBASSADORS INTERNATIONAL, INC.

                                       AND

                             AMBASSADORS GROUP, INC.

                        EFFECTIVE AS OF __________, 200_


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                            CREDIT FACILITY AGREEMENT

       This Credit Facility Agreement (the "Agreement") is effective as of the __th day of _______, 200_ by and between Ambassadors International Inc., a Delaware corporation (the "Lender"), and Ambassadors Group, Inc., a Delaware corporation (the "Borrower"). Lender and Borrower are collectively referred to hereinafter as the "Parties".


                                    RECITALS

       WHEREAS, Lender currently owns all of the issued and outstanding capital stock of Borrower; and,

       WHEREAS, the Board of Directors of Lender has determined that it is appropriate and desirable to separate the business of the parties (the "Separation") and to distribute all of the shares of Borrower common stock pro rata to the holders of Lender common stock (the "Distribution"), all on the terms and conditions contemplated by a Master Separation and Distribution Agreement dated _____________, 200_ (the "Separation Agreement");

       WHEREAS, in connection with the Separation and Distribution, the parties wish to make certain agreements regarding monies loaned by Lender to Borrower.

       NOW, THEREFORE, in consideration of the mutual covenants and promises set forth herein, the sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.     BORROWING; AMOUNT.

       Pursuant to this Agreement, the Lender agrees to make loans to Borrower (a "Borrowing"), at any time and from time to time on and after the date hereof and until August 31, 2003 (the "Maturity Date") in an aggregate amount not to exceed $20,000,000.00 ("Lender's Commitment"). The Borrower may borrow, pay or prepay amount up to the Lender's Commitment prior to the Maturity Date as set forth herein.

2.     BORROWING PROCEDURE.

       In order to request a loan, the Borrower shall hand deliver or telecopy to the Lender a written request not later than 10:30 a.m., New York City time, three business days prior a proposed Borrowing. If the Borrower does not specify an interest period for the Borrowing, then the Borrower will have deemed to have selected an interest period ending immediately prior to the Maturity Date. The Borrower may not select a Borrowing if the interest period requested in connection therewith would end after the Maturity Date.


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3.     REPAYMENT OF LOANS; EVIDENCE OF DEBT.

       The Borrower agrees that the outstanding principal balance of each Borrowing shall be payable on the Maturity Date. Each Borrowing shall bear interest on the outstanding principal thereof in accordance with Section 4. The Lender may maintain an account or accounts evidencing the indebtedness of the Borrower and the principal amount and interest due and payable under such loan and the amount of any sum received from the Borrower in payment therefor. The entries made in such account by the Lender shall, to the extent permitted by applicable law, be prima facie evidence of the amount and existence of a Borrowing. The Borrower agrees that upon notice by the Lender, after the initial Borrowing, to the Borrower to the effect that a promissory note or other evidence of indebtedness is required, the Borrower shall promptly execute and deliver to the Lender a promissory note or notes, payable to the order of the Lender.

4.     INTEREST ON LOANS; DEFAULT INTEREST.

       A Borrowing shall bear interest (computed on the basis of the actual number of days elapsed) at the prime interest rate as reported in the Wall Street Journal one business day after the request for a Borrowing is received by the Lender. Unless otherwise specified, interest on each Borrowing shall be due and payable on the Maturity Date. If the Borrower shall default in the payment of principal of or any interest on any Borrowing or any other amount becoming due hereunder, the Borrower shall on demand from time to time from the Lender pay interest, to the extent permitted by law, on such defaulted amount up to the date of actual payment at a rate of ten (10%) percent per annum (computed on the basis of actual number of days elapsed).

5.     PREPAYMENT.

       The Borrower shall have the right at any time and from time to time to prepay any Borrowing, in whole or in part, upon giving telecopy notice to the Lender prior to or on the same business day of prepayment. Each notice of prepayment from the Borrower shall specify the prepayment date and the principal amount of each Borrowing to be prepaid. Each notice of prepayment shall be irrevocable and shall commit the Borrower to prepay such Borrowing (or portion thereof) by the date stated therein. Prepayment under this Section 5 need not include accrued interest on the principal amount being prepaid.

6.     INDEMNITY.

       The Borrower shall indemnify the Lender against any out-of-pocket loss or expense which the Lender may sustain or incur as a consequence of (a) any default by the Borrower in payment or prepayment of the principal amount of any Borrowing or any part thereof or interest accrued thereon, as and when due and payable (at the due date thereof, whether by scheduled maturity, acceleration, irrevocable notice of prepayment or otherwise) or (b) the occurrence of any Event of Default.

7.     TAXES.


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       Any and all payments by the Borrower hereunder shall be made, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto imposed by the United States or any political subdivision or taxing authority thereof, excluding taxes imposed on Lender's (or any transferee's or assignee's, including a participation holder's (any such entity a "Transferee")) net income and franchise taxes imposed on the Lender (or Transferee) by the United States or any political subdivision or taxing authority thereof (all such nonexcluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder to the Lender (or any Transferee), (i) the sum payable shall be increased by the amount necessary so that after making all required deductions such Lender (or Transferee) (as the case may be) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxing authority or other Governmental Authority in accordance with applicable law. In addition, the Borrower agrees to pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement imposed by the United States or any political subdivision or taxing authority thereof (hereinafter referred to as "Other Taxes").

8.     REPRESENTATIONS AND WARRANTIES.

       The Borrower warrants and represents to the Lender as follows:

              8.01 ORGANIZATION; POWERS. The Borrower is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted and as proposed to be conducted, (c) is qualified to do business in every jurisdiction where such qualification is required, except where the failure so to qualify would not result in a material adverse effect, and (d) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement and to borrow funds hereunder.

              8.02 AUTHORIZATION. The execution, delivery and performance by the Borrower of this Agreement and the Borrowings by it hereunder (collectively, the "Transactions") (a) have been duly authorized by all requisite corporate actions and (b) will not (i) violate (A) any provision of any law, statute, rule or regulation or of its certificate of incorporation or other constitutive documents or by-laws, (B) any order of any governmental authority or (C) any provision of any indenture, agreement or other instrument to which it is a party or by which it or any of its property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under any such indenture, agreement or other instrument or
(iii) result in the creation or imposition of any lien upon any of its property or assets.


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       8.03 ENFORCEABILITY. This Agreement has been duly executed and delivered by the Borrower and constitutes its legal, valid and binding obligation enforceable against it in accordance with its terms.

       8.04 GOVERNMENTAL APPROVALS. No action, consent or approval of, registration or filing with or any other action by any governmental authority is or will be required in connection with the Transactions.

9.     DEFAULT PROVISIONS.

       The occurrence of one or more of the following events shall constitute an "Event of Default" of this entire Agreement:

       9.01 Failure by the Borrower to pay amounts due, on or before the Maturity Date as specified herein or in any instrument evidencing the Borrowing, which failure has not been cured within 30 days of the Borrower's receipt of written notice thereof.

       9.02 The institution by the Borrower of bankruptcy proceedings to be adjudicated a bankrupt or insolvent or the consent by it to the institution of bankruptcy or insolvency proceedings against it or the cessation of the primary business activity of the Company which has not been cured within ten business days.

       9.03 The entry of a decree or order by a court having appropriate jurisdiction adjudging the Borrower bankrupt or insolvent, or approving as properly filed a petition seeking reorganization or liquidation of the Borrower under the Federal Bankruptcy Act or any other applicable federal or state law, or appointing a receiver, liquidator, assignee or trustee over any substantial portion of the Borrower's property, or ordering the winding up or liquidation of the Borrower's affairs, and the continuance of any such decree or order unstayed and in effect for a period of sixty (60) consecutive days.

       9.04 The institution by the Borrower of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Act or any other applicable federal or state law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee or trustee of the Borrower.

       9.05 Any default in the obligation of the Borrower for borrowed money, other than this Agreement, which shall continue for a period of sixty (60) days, or any event that results in acceleration of the maturity of any indebtedness of the Borrower under any note, indenture, contract, or agreement.

       9.06 Any representation or statement made or furnished to the Lender by the Borrower or on the Borrower's behalf is false or misleading in any material respect.


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10.    DISPUTE RESOLUTION.

       Resolution of any and all disputes arising from or in connection with this Agreement shall be exclusively governed by and settled in accordance with the provisions of Section 4.6 of the Separation Agreement.

11.    MISCELLANEOUS.

       11.1 AMENDMENT AND EXECUTION. The Boards of Directors of the Lender and the Borrower may mutually agree to amend the provisions of this Agreement at any time or times, for any reason, either prospectively or retroactively, to such extent and in such manner as the Boards mutually deem advisable. Each Board may delegate its amendment power, in whole or in part, to one or more Persons or committees as it deems advisable. No change or amendment will be made to this Agreement, except by an instrument in writing signed by authorized individuals. This Agreement and amendments hereto shall be in writing and executed on behalf of the Lender and the Borrower by their respective duly authorized officers and representatives.

       11.2 COUNTERPARTS. This Agreement, including any attachments hereto and the other documents referred to herein, may be executed via facsimile or otherwise in counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

       11.3 EFFECTIVENESS. All covenants and agreements of the parties contained in this Agreement shall be subject to and conditioned upon the Distribution becoming effective.

       11.4 EFFECT IF SEPARATION AND/OR DISTRIBUTION DOES NOT OCCUR. If the Separation and/or Distribution does not occur, then all actions and events that are, under this Agreement, to be taken or occur effective as of the Separation Date and/or Distribution Date, or otherwise in connection with the Separation and/or Distribution, shall not be taken or occur except to the extent specifically agreed by the Borrower and the Lender.

       11.5 TERMINATION. This Agreement may be terminated and the Distribution abandoned at any time prior to the Time of Distribution by and in the sole discretion of the Lender's Board of Directors without the approval of the Borrower or of the Lender's shareholders. In the event of such termination, no party will have any liability of any kind to any other party on account of such termination.

       11.6 BINDING EFFECT; ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective legal representatives and successors, and nothing in this Agreement, express or implied, is intended to confer upon any other Person any rights or remedies of any nature whatsoever under or by reason of this Agreement. Except as herein specifically provided to the contrary, neither party may assign this Agreement or any rights or obligations hereunder, without the prior written consent of the other party, and any such assignment


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shall be void; provided, however, either party (or its permitted successive assignees or transferees hereunder) may assign or transfer this Agreement as a whole without consent to an entity that succeeds to all or substantially all of the business or assets of such party to which this Agreement relates.

       11.7 PERFORMANCE. Each party hereto will cause to be performed, and hereby guarantees the performance of all actions, agreements and obligations set forth herein to be performed by any subsidiary or any member of such party.

       11.8 ADDITIONAL ASSURANCES. Except as may be specifically provided herein to the contrary, the provisions of this Agreement shall be self-operative and shall not require further agreement by the parties; provided, however, at the request of either party, the other party shall execute such additional instruments and take such additional acts as are reasonable, and as the requesting party may reasonably deem necessary, to effectuate this Agreement.

       11.9 ENTIRE AGREEMENT. This Agreement, the Separation Agreement, all other Transaction Agreements, including any annexes, schedules and exhibits hereto or thereto, and other agreements and documents referred to herein and therein, will together constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and shall supersede all prior negotiations, agreements and understandings of the parties of any nature, whether oral or written, with respect to such subject matter.

       11.10 DESCRIPTIVE HEADINGS. The headings contained in this Agreement, in any Exhibit or Schedule hereto and in the table of contents to this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When a reference is made in this Agreement to an Article or a Section, Exhibit or Schedule, such reference shall be to an Article or Section of, or an Exhibit or Schedule to, this Agreement unless otherwise indicated.

       11.11 GENDER AND NUMBER. Whenever the context of this Agreement requires, the gender of all words herein shall include the masculine, feminine and neuter, and the number of all words herein shall include the singular and plural.

       11.12 SEVERABILITY. The parties hereto have negotiated and prepared the terms of this Agreement in good faith with the intent that each and every one of the terms, covenants and conditions herein be binding upon and inure to the benefit of the respective parties. Accordingly, if any one or more of the terms, provisions, promises, covenants or conditions of this Agreement or the application thereof to any person or circumstance shall be adjudged to any extent invalid, unenforceable, void or voidable for any reason whatsoever by a court of competent jurisdiction, such provision shall be as narrowly construed as possible, and each and all of the remaining terms, provisions, promises, covenants and conditions of this Agreement or their application to other persons or circumstances shall not be affected thereby and shall be valid and enforceable to the fullest extent permitted by law. To the extent this Agreement is in violation of applicable law, then the parties agree to negotiate in good faith to amend the Agreement, to the extent possible consistent


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with its purposes, to conform to law and effect the original intent of the parties.

       11.13 SURVIVAL OF AGREEMENTS. Except as otherwise contemplated by this Agreement, all covenants and agreements of the parties contained in this Agreement shall remain in full force and effect and shall survive the time of Distribution.

       11.14 GOVERNING LAW. This Agreement shall be construed in accordance with and all Disputes hereunder shall be governed by the laws of the State of California. The Superior Court of Los Angeles County and/or the United States District Court for the Southern District of California shall have jurisdiction and venue over all Disputes between the parties that are permitted to be brought in a court of law pursuant to Section 10 above.

       11.15 NOTICES. Any notice, demand, offer, request or other communication required or permitted to be given by either party pursuant to the terms of this Agreement shall be in writing and shall be deemed effectively given the earlier of (i) when received, (ii) when delivered personally, (iii) one business day after being delivered by facsimile (with receipt of appropriate confirmation),
(iv) one business bay after being deposited with a nationally recognized overnight courier service or (v) four days after being deposited in the U.S. mail, First Class with postage prepaid, and addressed to:

       If to the Lender:

       Ambassadors International, Inc.
       1071 Camelback Street
       Newport Beach, California 92660
       Facsimile: (949) 979-5900

       With a copy to:

       Gerald M. Chizever, Esq.
       Richman, Mann, Chizever, Philips & Duboff
       9601 Wilshire Blvd., Penthouse Suite
       Beverly Hills, CA 90210
       Facsimile: 310 274-2831

       If to Borrower:

       Ambassadors Group, Inc.
       Dwight D. Eisenhower Building
       110 South Ferrall Street
       Spokane, Washington 99202
       Facsimile: (509) 536-1996


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       With a copy to:

       Gerald M. Chizever, Esq.
       Richman, Mann, Chizever, Philips & Duboff
       9601 Wilshire Blvd., Penthouse Suite
       Beverly Hills, CA 90210
       Facsimile: 310 274-2831

       The parties may substitute a different address or facsimile number, from time to time, if such substitute is provided to the intended notice recipient in writing by notice given in the manner provided in this section.

       11.16 WAIVERS; REMEDIES. No failure or delay by any party hereto in exercising any right, power or privilege hereunder will operate as a waiver thereof, nor will any waiver on the part of any party hereto of any right, power or privilege hereunder operate as a waiver of any other right, power or privilege hereunder, nor will any single or partial exercise of any right, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which the parties may otherwise have at law or equity.

       11.17 FORCE MAJEURE. Neither party shall be liable or deemed to be in default for any delay or failure in performance under this Agreement or other interruption of service deemed to result, directly or indirectly, from acts of God, civil or military authority, acts of public enemy, war, accidents, explosions, earthquakes, floods, failure of transportation, strikes or other work interruptions by either party's employees, or any other similar cause beyond the reasonable control of either party unless such delay or failure in performance is expressly addressed elsewhere in this Agreement.

       IN WITNESS WHEREOF, the Parties hereby execute this Agreement as of the date first written above.

AMBASSADORS INTERNATIONAL, INC.


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AMBASSADORS GROUP, INC.


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